NATIONS FUND

                        (A Massachusetts Business Trust)

                      CERTIFICATE: CLASSIFICATION OF SHARES


         The undersigned, Secretary of Nations Fund (the "Trust"), hereby certifies that the Board of Trustees of the Trust duly adopted the following votes at a meeting held on March 19, 1992:

         WHEREAS, TBC Funds Distributor, Inc. (the "Distributor"), on behalf of investment companies for which the Distributor acts or will act in the future as principal underwriter, has received an order dated February 10, 1992, from the Securities and Exchange Commission ("SEC") under Section 6(c) of the Investment Company Act of 1940 (the "Act") granting an exemption from certain provisions of
Section 18(f)(1), 18(g) and 18(i) of the Act (the "Order") to permit the implementation of a distribution structure based on the availability of multiple classes of shares offered to various selected investor groups; and

         WHEREAS, the Distributor has applied to the SEC for an amendment to the Order in order to broaden the relief granted thereby, and anticipates receiving the amended order (the "Amended Order") in April; and

         WHEREAS, a multi-class distribution structure (the "Multi-Class Distribution Structure") has been proposed, whereby the Trust would expand its current and dual-class distribution system comprised of an Investor Class and a Trust Class of each portfolio of the Trust (the "Funds") by adding an additional Trust Class in each of the Money Market Fund, the Government Fund and the Tax Exempt Fund (hereinafter collectively referred to as the "Money Market Funds") and an additional Investor Class and an additional Trust Class in each of the Value Fund, Equity Income Fund, Managed Bond Fund, Short-Intermediate Government Fund, Municipal Income Fund, Georgia Municipal Bond Fund, Maryland Municipal Bond Fund, South Carolina Municipal Bond Fund and the Virginia Municipal Bond Fund (hereinafter collectively referred to as the "Non-Money Market Fund"); and

         WHEREAS, the proposed Multi-Class Distribution Structure contemplates further that: (i) the existing class of shares of each of the Funds known as "Investor Shares" will be reclassified as that Fund's "Investor A Shares;" (ii) the new class of Investor Shares of each Fund will be designated "Investor B shares" (iii) the existing class of shares of each of the Funds known as "Trust Shares" will be reclassified as that Fund's "Trust A Shares;" and (iv) the new class of Trust Shares of each Fund will be designated "Trust B Shares" and

         WHEREAS, the proposed Multi-Class Distribution Structure contemplates further that each Fund name will be changed so that its is preceded by the word "Nations;" and

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         WHEREAS, the proposed Multi-Class Distributor Structure contemplates further that the name of the Equity Income Fund will be changed to the Income Equity Fund; and

         WHEREAS, the Distributor has recommended that the above-referenced classes have the following characteristics:

         (i) Investor A Shares of the Funds (currently known as the "Investor Shares"): to be offered to customers of certain financial institutions and broker-dealers that have entered into Shareholder Servicing Agreements with the Trust pursuant to a Shareholder Servicing Plan authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor A Shares of the Funds to be subject to an initial sales charge, not to exceed: (a) 4.50% of the offering price of the Value Fund and the Income Equity Fund Shares, (b) 2.50% of the offering price of the Managed Bond Fund, the Short-Intermediate Government Fund, the Municipal Income Fund, the Georgia Municipal Bond Fund, the Maryland Municipal Bond Fund, the South Carolina Municipal Bond Fund, and the Virginia Municipal Bond Fund and to be subject to higher retail transfer agency fees (relative to transfer agency fees paid by Trust A and Trust B Shares, described below);

         (ii) Investor B Shares: to be offered to customers of certain financial institutions and broker-dealers that have entered into Distribution and Servicing Agreements with the Trust's Distributor pursuant to a Rule 12b-1 Plan authorizing payment of a distribution and shareholder servicing fee not to exceed 1.00% (on an annual basis) of the average daily net assets attributable to Investor B Shares to be subject to an initial sales charge, not to exceed 1.00% of the offering price of the Non-Money Market Funds, and a 1.00% contingent deferred sales charge on redemption occurring within one year of purchase; and to be subject to higher retail transfer agency fees (relative to transfer agency fees paid by Trust A and Trust B Shares);

         (iii) Trust A Shares (currently known as "Trust Shares"): to be offered to fiduciary clients and similar customers of certain banks and other financial institutions; and

         (iv) Trust B Shares: to be offered to fiduciary clients and similar customers of certain banks and other financial institutions that have entered into Shareholder Servicing Agreements with the Trust pursuant to a Shareholder Servicing Plan authorizing payment of a shareholder servicing fee not to exceed .25% (on an annual basis) of the average daily net assets attributable to Trust B Shares; and

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         WHEREAS, in deciding whether to establish the Multi-Class Distribution
Structure, the Trustees have considered the interests of each Fund and its respective shareholders;

         NOW THEREFORE BE IT:

         VOTED, that the establishment of the Multi-Class Distribution Structure described above be, and the same hereby is, determined to be in the best interest of each fund and its respective shareholders and that the Multi-Class Distribution Structure be, and the same hereby is, approved provided however, that the implementation and operation of the Multi-Class Distribution Structure shall be consistent in all material respects with the Order and, when issued, the Amended Order; and further

         VOTED, that the name of the Fund be, and hereby is, preceded by the word "Nations;" and further

         VOTED, that the name of the Equity Income Fund be, and hereby is, changed to "Income Equity Fund;" and further

         VOTED, that pursuant to Section 5.1 of the Trust's Declaration of Trust, the Trust's existing classes of shares shall henceforth be reclassified as follows:

         (i) Class A and Class A - Special Series 1 are reclassified as Money Market Class - Trust A Shares and Money Market Class - Investor A Shares, respectively, and the two separate classes and any additional classes added in the future will be collectively known as the Money Market Series;

         (ii) Class B and Class B - Special Series 1 are reclassified as Government Class - Trust A Shares and Government Class - Investor A Shares, respectively, and the two separate classes and any additional classes added in the future will be collectively known as the Government Series;

         (iii) Class C and Class C - Special Series 1 are reclassified as Tax Exempt Class - Trust A Shares and Tax-Exempt Class - Investor A Shares, respectively, and the two separate classes and any additional classes added in the future will be collectively known as the Tax-Exempt Series;

         (iv) Class F and Class F - Special Series 1 are reclassified as Value Class - Investor A Shares and Value Class - Trust A Shares, respectively, and the two separate classes and any additional classes added in the future will be collectively known as the Value Series;

         (v) Class G and Class G - Special Series 1 are reclassified as Managed Bond Class - Investor A Shares and Managed Bond Class
                  - Trust A Shares, respectively, and the two separate classes and any additional classes added in the future will be collectively known as the Managed Bond Series;

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         (vi)     Class H and Class H - Special Series 1 are reclassified as
                  Virginia Municipal Bond Class - Investor A Shares and Virginia Municipal Bond Class - Trust A Shares, respectively, and the two separate classes and any additional classes added in the future will be collectively known as the Virginia Municipal Bond Series;

         (vii) Class I and Class I - Special Series 1 are reclassified as Maryland Municipal Bond Class - Investor A Shares and Maryland Municipal Bond Class - Trust A Shares, respectively, and the two separate classes and any additional classes added in the future will be collectively known as the Maryland Municipal Bond Series;

         (viii) Class J and Class J - Special Series 1 are reclassified as Income Equity Class - Investor A Shares and Income Equity Class - Trust A Shares, respectively, and the two separate classes and any additional classes added in the future will be collectively known as the Income Equity Series;

         (ix) Class K and Class K - Special Series 1 are reclassified as Municipal Income Class - Investor A Shares and Municipal Income Class - Trust A Shares, respectively, and the two separate classes and any additional classes added in the future will be collectively known as the Municipal Income Series;

         (x) Class L and Class L - Special Series 1 are reclassified as Short-Intermediate Government Class - Investor A Shares and Short-Intermediate Government Class - Trust A Shares, respectively, and the two separate classes and any additional classes added in the future will be collectively known as the Short-Intermediate Government Series;

         (xi) Class M and Class M - Special Series 1 are reclassified as Georgia Municipal Bond Class - Investor A Shares and Georgia Municipal Bond Class - Trust A Shares, respectively, and the two separate classes and any additional classes added in the future will be collectively known as the Georgia Municipal Bond Series; and

         (xii) Class N and Class N - Special Series 1 are reclassified as South Carolina Municipal Bond Class - Investor A Shares and South Carolina Municipal Bond Class - Trust A Shares, respectively, and the two separate classes and any additional classes added in the future will be collectively known as the South Carolina Municipal Bond Series; and further

         VOTED, that pursuant to Section 5.1 of the Trust's Declaration of Trust, an unlimited number of authorized, unissued shares be, and hereby are, divided into and classified as a separate class(es) of each Fund as follows:

         (i) The Money Market Series shall include an additional class of shares, henceforth known as the Money Market Class - Trust B Shares;

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         (ii)     The Government Series shall include an additional class of shares, henceforth known as the Government Class - Trust B Shares;

         (iii) The Tax-Exempt Series shall include an additional class of shares, henceforth known as the Tax-Exempt Class - Trust B Shares;

         (iv) The Value Series shall include two additional classes of shares, henceforth known as the Value Class - Investor B Shares and the Value Class - Trust B Shares;

         (v) The Income Equity Series shall include two additional classes of shares, henceforth known as the Income Equity Class - Investor B Shares and the Income Equity Class - Trust B Shares;

         (vi) The Short-Intermediate Government Series shall include two additional classes of shares, henceforth known as the Short-Intermediate Government Class - Investor B Shares and the Short-Intermediate Government Class - Trust B Shares;

         (vii) The Managed Bond Series shall include two additional classes of shares, henceforth known as the Managed Bond Class - Investor B Shares and the Managed Bond Class - Trust B Shares;

         (viii) The Municipal Income Series shall include two additional classes of shares, henceforth known as the Municipal Income Class - Investor B Shares and the Municipal Income Class - Trust B Shares;

         (ix) The Georgia Municipal Bond Series shall include two additional classes of shares, henceforth known as the Georgia Municipal Bond Class - Investor B Shares and the Georgia Municipal Bond Class - Trust B Shares;

         (x) The Maryland Municipal Bond Series shall include two additional classes of shares, henceforth known as the Maryland Municipal Bond Class - Investor B Shares and the Maryland Municipal Bond Class - Trust B Shares;

         (xi) The South Carolina Municipal Bond Series shall include two additional classes of shares, henceforth known as the South Carolina Municipal Bond Class - Investor B Shares and the South Carolina Municipal Bond Class - Trust B Shares; and

         (xii) The Virginia Municipal Bond Series shall include two additional classes of shares, henceforth known as the Virginia Municipal Bond Class - Investor B Shares and the Virginia Municipal Bond Class - Trust B Shares; and further

         VOTED, that consideration received by the Trust for the issue or sale of a particular Fund's Investor A, Investor B, Trust A, or Trust B Shares (individually a

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


"Class" and collectively the "Classes") shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all of such Fund's other Classes, together with all income, earnings, profits and proceeds thereof, including the proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust allocated to a particular Fund by the Board of Trustees in accordance with the Trust's Declaration of Trust, and each share of any Class of a Fund (individually, a "Share" and collectively, the "Shares") shall share equally with each Share of all the Classes of a Fund in such consideration and other assets, income, earnings, profits and proceeds thereof; and further

         VOTED, that each Share of each Class of a Fund shall be charged equally with each Share of all the Classes of such Fund with the expenses and liabilities of the Trust that are general expenses and liabilities applicable to all Shares of the Trust or are expenses and liabilities applicable only to such Fund's Shares, except that:

         (i) Expenses under a Shareholder Services Plan for Fund's Investor A Shares shall be charged only to such Investor A Shares;

         (ii) Expenses related to Investor B Shares' Rule 12b-1 Plan shall be charged only to Investor B Shares;

         (iii) Expenses under Trust B Shares' Shareholder Services Plan shall be charged only to such Trust B Shares; and

         (iv) Retail transfer agency fees attributable to Investor A and B Shares of the Non-Money Market Funds and Investor A Shares of the Money Market Funds (collectively, the "Investor Shares") shall be charged only to such Investor Shares); and

         (v) Transfer Agency fees attributable to Trust A and Trust B Shares (collectively, the "Trust Shares") shall be charged only to such Trust Shares; and further

         VOTED, that, subject to receipt of the Amended Order, the Trustees of the Trust reserve the right to allocate certain of the following expenses attributable to a Fund's particular Class ("Class Expenses") on a basis other than on the relative net asset values of all Classes of such Fund: (i) transfer agent fees identified by the transfer agent as being attributable to a specific Class of Shares; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports and proxies to current shareholders of a specific Class of Shares or to regulatory agencies with respect to a specific Class of Shares; (iii) blue sky registration or qualification fees incurred by a Class of Shares; (iv) taxes, if any, incurred by a specific Class of Shares; (v) SEC registration fees incurred by a Class of Shares; (vi) the expenses of administrative and personnel services (including, without limitation, those of a Fund accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of a specific


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Class of Shares; (vii) different levels of Rule 12b-1 and/or non-Rule 12b-1 fees and expenses incurred by a Class of Shares; (viii) litigation or other legal expenses relating solely to one Class of Shares; (ix) Trustees' fees incurred as a result of issues relating to a particular Class of Shares; (x) organizational expenses incurred to establish a particular Class of Shares; (xi) independent accountants' fees relating solely to a particular Class of Shares; and (xii) any extraordinary expenses relating solely to a particular Class of Shares; and further

         VOTED, that each Class of a Fund's Shares shall otherwise have the same preferences, conversion and other rights, voting power, distribution, limitation, qualifications and terms and conditions of redemption as each other Class of Shares of such Fund except that:

         (i) as otherwise expressly required by law, or when the Trustees determine that the matter to be voted upon affects only the interest of the shareholders of a particular Class or particular Fund, only Shares of that Class or Fund will be allowed to vote on that matter; and

         (ii) only holders of Investor B Shares will be entitled to vote on a matter submitted to shareholder vote with respect to the Rule 12b-1 Plan applicable to such Investor B Shares; and

         (iii) if and when agreed to by the Trust and holders of Investor B Shares, such Investor B Shares shall be convertible into Investor A Shares on such basis and at such time as agreed upon; and further

         VOTED, that the officers of the Trust be, and each of them hereby is, authorized to take all such actions as and when the officers taking such action, in consultation with the Trust's counsel, deems necessary or appropriate to effect implementation of the Multi-Class Distribution Structure with respect to each Fund of the Trust, including but not limited to executing, sealing, delivering and filing Certificate and/or Amendment to the Declaration of Trust and any and all other documents, instruments, papers and writings.

         The foregoing resolutions remain in full force and effect as of the date hereof.

Dated:  March 26, 1992


                                                      /s/ Patricia L. Bickimer
                                                      --------------------------
                                                      Patricia L. Bickimer
                                                      Secretary



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Subscribed and sworn to before
me this 26th day of March, 1992.


 /s/ DiAnne McQueen
-------------------
DiAnne McQueen, Notary Public
My Commission Expires:  October 24, 1997


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